Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 15, 2025, with respect to the financial statement of ARKO Petroleum Corp. contained in the Final Prospectus, filed on February 13, 2026, relating to the Registration Statement on Form S-1, as amended (File No. 333-292265), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report(s) in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Charlotte, North Carolina March 6, 2026